EXHIBIT B

IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY OR CONTROL PERSON

Subsidiary	Classification
Chicago Atlantic BDC Advisers, LLC	IA